Exhibit 99.1

Important News From For Additional Information: Marty Tullio or Mark Tullio McCloud Communications, LLC 949.553.9748 marty@McCloudCommunications.com mark@McCloudCommunications.com

FOUNTAIN POWERBOATS ANNOUNCES FINANCIAL RESULTS

FOR ITS FISCAL 2005 YEAR END

Sales Up 20 Percent to $71 Million for the Year

WASHINGTON, NC – October 13, 2005 – Fountain Powerboats, Inc. (AMEX:FPB), a subsidiary of Fountain Powerboat Industries, Inc. and leading manufacturer of high performance sport boats, fish boats and express cruisers, today announced results for its fiscal year ended June 30, 2005.

Net sales for fiscal 2005 were $71,182,069, a 20 percent increase, compared to sales of $59,296,964 for fiscal 2004. The Company reported an operating profit of $1,766,347 for the year, compared to an operating profit of $1,830,080 for fiscal 2004. Net income for fiscal 2005 was $756,212, or net income per share of $0.16 on a basic basis and $0.15 on a diluted basis, compared to net income of $609,087, or earnings per share of $0.13 on a basic and diluted basis for fiscal 2004.

“The fourth quarter produced record revenue and record gross profit for the Company,” commented Fountain Chief Financial Officer, Irving Smith. “The months of construction associated with the streamlining of our manufacturing facility, combined with the introduction of several new boat models and the integration of approximately 60 new manufacturing personnel, adversely affected productivity and gross profit margins for the first, second and part of the third quarter of fiscal 2005.

Smith continued, “With construction completed and new employees trained, the fourth quarter produced revenue of $20,469,099, with a gross profit of $3,649,919, and a gross profit margin of 18 percent. This compares to a gross profit of $1,993,148, or a gross profit margin of 12 percent, for the first quarter; $2,375,903, or 14 percent, for the second quarter; and $2,891,593, or 17 percent, for the third quarter. Operating income for the fourth quarter of fiscal 2005 was $854,130, with net income of $631,686, or net earnings per share of $0.13 on a basic and diluted basis, a significant improvement over the first three quarters of fiscal 2005.”

The Company’s balance sheet remains strong, with $4 million in cash and cash equivalents and a current ratio of 1.22:1. Shareholders’ equity of was approximately $6.7 million, a 17 percent increase compared to fiscal 2004. The Company has $7 million key man life insurance policies on Chief Executive Officer and President, Reginald M. Fountain, Jr., that have a cash surrender value of $2.2 million that is immediately available for withdrawal by the Company as a loan, using the cash value as collateral. The combined total of cash on hand and life insurance cash value at the end of fiscal 2005 provided the Company $6.2 million available cash and additional borrowings.

“The investment to streamline operations has positioned the Company to meet its projected revenue of $80 million for fiscal 2006,” said Fountain Powerboats Chief Executive Officer and President, Reginald M. Fountain, Jr. “We are entering fiscal 2006 with a strong backlog of approximately $52 million, which represents 255 boats, compared to a backlog of $39 million, or 206 boats, for fiscal 2005. While we are all concerned about rising fuel prices, hurricanes, rising interest rates and consumer confidence, the demand for our products within our target market continues to grow.

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FOUNTAIN POWERBOATS ANNOUNCES FINANCIAL RESULTS

FOR ITS FISCAL 2005 YEAR END

“We are looking forward to great success at the Ft. Lauderdale Boat Show in October, followed by the New York Boat Show in January and the Miami Boat Show in February,” added Fountain. “The three boat shows generated revenue of approximately $20 million in fiscal 2005.”

The Company launched four new boats during fiscal 2005; the 42’ Poker Run Edition Sport Boat, a 33’ Twin Engine Outboard Sport Fish Cruiser, a 32’ Twin Outboard Center Console Fish Boat, and a 23’ Single or Twin Outboard Center Console Fish Boat. Fountain now has ten models in its fish boat product line and is poised to capture a considerable portion of the fast growing tournament fishing market.

For the current 2006 Model Year, Fountain will be introducing a new 38’ Triple Outboard Sport Fish Cruiser, a positive lift 31’ Twin Outboard Center Console Fish Boat, and a new 45’ Triple or Twin I/O Poker Run Edition Sport Boat.

“This has been an exciting year for Fountain Powerboats,” continued Fountain. “Our revenue has shown significant growth for the year and we have a strong backlog that will be built out during fiscal 2006. We have achieved significant accomplishments during the year: 1) we increased our manufacturing team, 2) initiated programs to increase manufacturing capacity and significantly improved our gross margins, 3) launched four new boat models, 4) initiated a sales training program to assist our dealers in achieving their revenue goals, and 5) strengthened our dealer network. We believe this positioning provides Fountain Powerboats the ability to achieve its projected revenue goal of $80 million for fiscal 2006.

About Fountain Powerboats, Inc.

Fountain Powerboats, Inc., a subsidiary of Fountain Powerboat Industries, Inc., has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The company designs, manufactures and sells offshore sport boats, sport fishing boats and sport cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world class performance while using standard reliable power. There are currently 12 buildings located on 65 acres totaling over 238,000 square feet accommodating 40 to 45 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc., and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company’s actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include, but are not limited to, customer acceptance of the company’s services, products and fee structures, the success of the company’s brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc.’s business, financial condition and results of operations are included under the “Risk Factors” or “Factors Affecting Our Operating Results” sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).

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FOUNTAIN POWERBOATS ANNOUNCES FINANCIAL RESULTS

FOR ITS FISCAL 2005 YEAR END

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	2005	2004
NET SALES	71,182,069	59,296,964
COST OF SALES	60,271,506	49,247,743
Gross Profit	10,910,563	10,049,221

EXPENSES
Selling Expense	5,726,283	5,558,709
General and Administrative	3,417,933	2,660,432

Total Expense	9,144,216	8,219,141

OPERATING INCOME	1,766,347	1,830,080

Other (Income) Expense	23,507	(1,380)
Interest Expense	1,011,860	1,210,477
(Gain) loss on disposal of assets	(4,000)	11,896

TOTAL NON-OPERATING EXPENSE	1,031,367	1,220,993

INCOME BEFORE INCOME TAXES	734,980	609,087

CURRENT TAX EXPENSE (BENEFIT)	(21,232)	706

DEFERRED TAX EXPENSE (BENEFIT)	—	—

NET INCOME	756,212	608,381

BASIC EARNINGS PER SHARE	.16	.13

WEIGHTED AVERAGE SHARES OUTSTANDING	4,815,188	4,761,460

DILUTED EARNINGS PER SHARE	.15	.13

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	4,890,124	4,825,179

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FOUNTAIN POWERBOATS ANNOUNCES FINANCIAL RESULTS

FOR ITS FISCAL 2005 YEAR END

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2005	June 30, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,013,225	$3,367,061
Certificate of deposit	—	255,197
Accounts receivable, net	2,335,357	3,507,246
Inventories	6,473,017	4,653,402
Prepaid expenses	341,989	429,657
Deferred tax assets	384,318	254,180

Total Current Assets	13,547,906	12,466,743

PROPERTY, PLANT AND EQUIPMENT	46,067,797	43,183,459
Less: Accumulated depreciation	(28,889,410)	(27,269,666)

	17,178,387	15,913,794
CASH SURRENDER VALUE LIFE INSURANCE, NET	2,179,617	1,581,316

OTHER ASSETS	$652,660	$665,815

TOTAL ASSETS	$33,558,570	$30,627,668

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FOUNTAIN POWERBOATS ANNOUNCES FINANCIAL RESULTS

FOR ITS FISCAL 2005 YEAR END

LIABILITIES AND STOCKHOLDERS’ EQUITY

	June 30, 2005	June 30, 2004
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$798,300	$772,704
Current maturities of capital lease	—	17,710
Accounts payable	3,844,102	2,821,866
Accounts payable – Related Party	—	21,000
Accrued expenses	1,080,263	1,075,411
Dealer incentives	3,702,738	1,203,522
Customer deposits	859,879	86,077
Allowance for boat repurchases	75,000	75,000
Warranty reserve	740,000	710,000

Total Current Liabilities	$11,100,282	$6,783,290

LONG-TERM DEBT, less current portion	15,395,885	17,862,521

CAPITAL LEASE, less current maturities	—	6,657

DEFERRED TAX LIABILITY	384,318	254,180

COMMITMENTS AND CONTINGENCIES	—	—

Total Liabilities	$26,880,485	$24,906,648

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value, 200,000,000 shares authorized, 4,834,275 shares issued and outstanding as of June 30, 2005 and 4,807,608 as of June 30, 2004	48,342	48,076
Additional paid-in capital	10,558,853	10,517,451
Accumulated deficit	(3,896,090)	(4,792,302)

	6,711,105	5,773,225

Less: Treasury stock, at cost, 15,000 shares	(110,748)	(110,748)
Accumulated other comprehensive income from interest rate swap	77,728	58,543

Total Shareholders’ Equity	6,678,085	5,721,020

Total Liabilities and Shareholders’ Equity	33,558,570	30,627,668